Exhibit 99.1
NEWS RELEASE

May 13, 2025	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the three months ended March 31, 2025. For the three months ended March 31, 2025, net revenue was approximately $92.2 million, a decrease of 11.7% from the same period in 2024. The Company reported operating income of approximately $2.1 million for the three months ended March 31, 2025, compared to operating income of approximately $12.9 million for the three months ended March 31, 2024. Broadcast and digital operating income1 was approximately $23.0 million, a decrease of 28.1% from the same period in 2024. Net loss was approximately $11.7 million or $(0.26) per share (basic) for the three months ended March 31, 2025 compared to net income of $7.5 million or $0.15 per share (basic) for the same period in 2024. Adjusted EBITDA2 was approximately $12.9 million for the three months ended March 31, 2025, compared to approximately $22.3 million for the same period in 2024.

Alfred C. Liggins, III, Urban One’s CEO and President stated, "First quarter results were broadly in line with expectations: core radio advertising finished at (12.4)% excluding digital, and Cable TV advertising was (6.3)%. Our cable TV ratings stabilized significantly in the first quarter of 2025 and are performing in line with our 2025 budget. Second quarter core radio advertising pacings have weakened over the past several weeks, and are now (8.7)%. Our first quarter 2025 digital revenues were down (16.1)% driven by expected weakness in streaming and podcasting revenues. Based on our year-to-date performance, we reaffirm our full year guidance of $75 million in Adjusted EBITDA2. Our cumulative debt repurchases so far in 2025 are $88.6 million at an average price of 53.9%, resulting in reduced gross debt of $495.9 million, and we currently have approximately $79.8 million of cash on hand. In a challenging marketplace, our focus remains on controlling costs, managing leverage and retaining a strong liquidity position."

PAGE 2-- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS

	Three Months Ended March 31,
	2025	2024
	(unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS	(in thousands, except share data)
NET REVENUE	$92,235	$104,410
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	30,598	32,659
Selling, general and administrative, excluding stock-based compensation(a)	50,105	55,629
Stock-based compensation	676	1,384
Depreciation and amortization	2,315	1,850
Impairment of intangible assets	6,443	—
Total operating expenses	90,137	91,522
Operating income	2,098	12,888
INTEREST AND INVESTMENT INCOME	966	1,998
INTEREST EXPENSE	(10,924)	(12,998)
GAIN ON RETIREMENT OF DEBT	11,587	7,874
OTHER INCOME, NET	192	886
Income from consolidated operations before provision for income taxes	3,919	10,648
PROVISION FOR INCOME TAXES	(15,658)	(2,502)
NET (LOSS) INCOME FROM CONSOLIDATED OPERATIONS	(11,739)	8,146
LOSS FROM UNCONSOLIDATED JOINT VENTURE	—	(411)
NET (LOSS) INCOME	(11,739)	7,735
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	242
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,742)	$7,493

Weighted-average shares outstanding - basic[3]	44,421,652	48,385,386
Weighted-average shares outstanding - diluted[4]	44,421,652	49,921,803
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 3 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS
Effective January 1, 2025, the Company modified the composition of two of our reportable segments to reflect changes in how they operate their business. The Company transferred the CTV offering within our Digital segment to our Cable Television segment. This change aligns the CTV offering with the results of operations within our Cable Television segment. Prior period Cable Television and Digital segment information has been reclassified to conform to the current period presentation. In addition, prior period segment information has been recast between the Sales and marketing and the General and administrative to conform the presentation of significant segment expenses used to evaluate performance by the Chief Operating Decision Maker ("CODM").
Detailed segment data for the three months ended March 31, 2025 and each quarter in 2024 is presented in the following tables:

	Three Months Ended March 31, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$92,235	$32,610	$5,853	$10,212	$44,193	$(633)
OPERATING EXPENSES:
Programming and technical	30,598	11,293	3,368	3,187	12,909	(159)
Sales and marketing	29,076	11,546	2,125	6,787	9,096	(478)
General and administrative	21,029	7,050	1,026	184	3,595	9,174
Other segment income (expenses)	1,325	127	115	4	(1)	1,080
Adjusted EBITDA[2]	$12,857	$2,848	$(551)	$58	$18,592	$(8,090)

	Three Months Ended March 31, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$104,410	$36,351	$8,472	$12,189	$48,004	$(606)
OPERATING EXPENSES:
Programming and technical	32,659	11,329	3,482	3,502	14,600	(254)
Sales and marketing (b)	28,878	11,394	2,181	5,704	10,139	(540)
General and administrative (b)	26,750	8,066	970	636	3,964	13,114
Other segment income (expenses)	6,134	72	(9)	—	—	6,071
Adjusted EBITDA[2]	$22,257	$5,634	$1,830	$2,347	$19,301	$(6,855)

PAGE 4 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS

	Three Months Ended June 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$117,744	$41,999	$18,929	$14,072	$43,312	$(568)
OPERATING EXPENSES:
Programming and technical	33,256	11,436	3,641	3,520	14,913	(254)
Sales and marketing (b)	39,601	13,161	11,046	7,491	8,308	(405)
General and administrative (b)	20,479	7,661	793	347	4,158	7,520
Other segment income (expenses)	4,514	(246)	8	—	89	4,663
Adjusted EBITDA[2]	$28,922	$9,495	$3,457	$2,714	$16,022	$(2,766)

	Three Months Ended September 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$110,393	$39,716	$10,247	$18,291	$42,797	$(658)
OPERATING EXPENSES:
Programming and technical	33,911	11,779	3,700	3,481	15,177	(226)
Sales and marketing (b)	29,758	13,896	1,346	8,147	6,800	(431)
General and administrative (b)	23,708	8,006	916	660	3,933	10,193
Other segment income (expenses)	2,397	1,360	(742)	(720)	—	2,499
Adjusted EBITDA[2]	$25,413	$7,395	$3,543	$5,283	$16,887	$(7,695)

	Three Months Ended December 31, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$117,127	$47,736	$9,613	$18,270	$42,014	$(506)
OPERATING EXPENSES:
Programming and technical	35,409	11,814	3,652	4,179	15,920	(156)
Sales and marketing (b)	32,445	12,491	2,285	10,957	7,110	(398)
General and administrative (b)	23,217	7,581	1,023	668	5,007	8,938
Other segment income (expenses)	815	(281)	146	252	478	220
Adjusted EBITDA[2]	$26,870	$15,569	$2,799	$2,718	$14,455	$(8,670)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from the Digital segment to the Cable Television segment.
(b) Effective January 1, 2025, prior period segment information has been recast between Sales and marketing and General and administrative to conform the presentation of significant expenses used to evaluate performance by the CODM.

PAGE 5 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS

	Three Months Ended March 31,
	2025	2024
PER SHARE DATA - basic and diluted:	(in thousands, except per share data)
Net (loss) income attributable to common stockholders (basic)	(0.26)	0.15
Net (loss) income attributable to common stockholders (diluted)	(0.26)	0.15

SELECTED OTHER DATA
Broadcast and digital operating income	$23,016	$32,014

Broadcast and digital operating income reconciliation:
Net (loss) income attributable to common stockholders	$(11,742)	$7,493
Add back/(deduct) certain non-broadcast and digital operating income items included in net (loss) income:
Interest and investment income	(966)	(1,998)
Interest expense	10,924	12,998
Provision for income taxes	15,658	2,502
Corporate selling, general and administrative expenses, excluding stock-based compensation	11,484	15,892
Stock-based compensation	676	1,384
Gain on retirement of debt	(11,587)	(7,874)
Other income, net	(192)	(886)
Loss from unconsolidated joint venture	—	411
Depreciation and amortization	2,315	1,850
Net income attributable to non-controlling interests	3	242
Impairment of intangible assets	6,443	—
Broadcast and digital operating income	$23,016	$32,014

Adjusted EBITDA[2]	$12,857	$22,257

Adjusted EBITDA[2] reconciliation:
Net (loss) income attributable to common stockholders	$(11,742)	$7,493
Interest and investment income	(966)	(1,998)
Interest expense	10,924	12,998
Provision for income taxes	15,658	2,502
Depreciation and amortization	2,315	1,850
EBITDA	$16,189	$22,845
Stock-based compensation	676	1,384
Gain on retirement of debt	(11,587)	(7,874)
Other income, net	(192)	(886)
Loss from unconsolidated joint venture	—	411
Net income attributable to non-controlling interests	3	242
Corporate costs(a)	747	5,359
Severance-related costs	219	64
Impairment of intangible assets	6,443	—
Loss from ceased non-core businesses initiatives(b)	359	712
Adjusted EBITDA[2]	$12,857	$22,257
(a)Corporate costs include professional fees related to the material weakness remediation efforts.
(b)In 2024, we made an immaterial change to the definition of Adjusted EBITDA2 by adding back the loss from ceased non-core operations. All historical periods were recast to reflect this immaterial change.

PAGE 6 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS

	March 31, 2025	December 31, 2024
	(in thousands)
SELECTED CONSOLIDATED BALANCE SHEET DATA:	(Unaudited)
Cash and cash equivalents and restricted cash	$115,568	$137,574
Intangible assets, net	474,007	490,024
Total assets	890,551	944,790
Total debt, net of issuance costs	551,494	579,069
Total liabilities	727,595	765,857
Total stockholders' equity	159,238	170,945
Redeemable non-controlling interests	3,718	7,988

	March 31, 2025	Applicable Interest Rate
SELECTED LEVERAGE DATA:	(in thousands)
7.375% senior secured notes due February 2028, net of issuance costs of approximately $4.9 million (fixed rate)	$551,494	7.375%

Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

PAGE 7 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS
For the three months ended March 31, 2025, we recognized approximately $92.2 million in net revenue compared to approximately $104.4 million during the three months ended March 31, 2024. These amounts are net of agency commissions. We recognized approximately $32.6 million of revenue from our Radio Broadcasting segment during the three months ended March 31, 2025, compared to approximately $36.4 million for the three months ended March 31, 2024, a decrease of approximately $3.8 million, primarily driven by weaker overall market demand from the national advertisers and lower political revenues. We recognized approximately $5.9 million of revenue from our Reach Media segment during the three months ended March 31, 2025, compared to approximately $8.5 million for the three months ended March 31, 2024, a decrease of approximately $2.6 million. The decrease was primarily driven by the decrease in overall demand and attrition of advertisers. We recognized approximately $10.2 million of revenue from our Digital segment during the three months ended March 31, 2025, compared to approximately $12.2 million during the three months ended March 31, 2024, a decrease of approximately $2.0 million. The decrease was primarily driven by the decrease in national digital sales offset by an increase in podcast revenue. We recognized approximately $44.2 million of revenue from our Cable Television segment during the three months ended March 31, 2025, compared to approximately $48.0 million during the three months ended March 31, 2024, a decrease of approximately $3.8 million. The decrease was primarily driven by the churn of subscribers.
The following charts indicate the sources of our net revenues for the three months and year ended March 31, 2025:

	Three Months Ended March 31,
	2025	2024	$ Change	% Change

Net Revenue:	(in thousands)
Radio advertising	$36,217	$41,341	$(5,124)	(12.4)%
Political advertising	150	1,237	(1,087)	(87.9)%
Digital advertising(a)	10,211	12,167	(1,956)	(16.1)%
Cable television advertising(a)	25,425	27,144	(1,719)	(6.3)%
Cable television affiliate fees	18,717	20,787	(2,070)	(10.0)%
Event revenues & other	1,515	1,734	(219)	(12.6)%
Net revenue	$92,235	$104,410	$(12,175)	(11.7)%
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from the Digital segment to the Cable Television segment.

PAGE 8 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of intangible assets, were approximately $80.7 million for the three months ended March 31, 2025, compared to approximately $88.3 million for the comparable period in 2024. The overall decrease in operating expenses was primarily due to lower expenses across most segments, lower third-party professional fees, and lower office space lease costs.
Depreciation and amortization expense was approximately $2.3 million for the three months ended March 31, 2025, compared to approximately $1.9 million for the three months ended March 31, 2024, an increase of approximately $0.5 million due to the TV One Trade Name amortization as a result of the Company's change from indefinite-lived to a finite-lived intangible asset during the three months ended March 31, 2025.
Impairment of intangible assets was approximately $6.4 million during the three months ended March 31, 2025, compared to no impairment for the three months ended March 31, 2024. The impairment loss of $6.4 million in the three months ended March 31, 2025 was driven by approximately $6.4 million of impairment of broadcasting licenses within the Radio Broadcasting segment. The primary factors leading to the impairment was a continued decline of projected gross market revenues and a decline in operating profit margin.
Interest and investment income was approximately $1.0 million for the three months ended March 31, 2025, compared to approximately $2.0 million for the three months ended March 31, 2024. The decrease was driven by lower cash and cash equivalents balances during the three months ended March 31, 2025, than in the corresponding period in 2024.
Interest expense was approximately $10.9 million for the three months ended March 31, 2025, compared to approximately $13.0 million for the three months ended March 31, 2024, a decrease of approximately $2.1 million. During the three months ended March 31, 2025, the Company repurchased approximately $28.2 million of its 2028 Notes at a weighted average price of approximately 58.0% of par, exhausting the June 2024 Authorization and leaving $56.4 million remaining under the March 2025 Authorization.

For the three months ended March 31, 2025, we recorded a provision for income taxes of approximately $15.7 million on the pre-tax income of approximately $3.9 million resulting with an annual effective tax rate of 399.5%. This rate includes $14.6 million of discrete tax expense related to valuation allowance for net operating losses, and $0.2 million of discrete tax expense related to stock-based compensation. For the three months ended March 31, 2024, we recorded a provision for income taxes of approximately $2.5 million on pre-tax income of approximately $10.6 million resulting with an annual effective tax rate of 23.5%. This rate includes $0.3 million of discrete tax benefits primarily related to deferred rate changes.
Other pertinent financial information includes capital expenditures of approximately $2.5 million and $1.8 million for the three months ended March 31, 2025 and 2024, respectively.
During the three months ended March 31, 2025, the Company repurchased 449,252 shares of Class A Common Stock of approximately $0.7 million at an average price of $1.48 per share. During the three months ended March 31, 2025, the Company repurchased 303,622 shares of Class D Common Stock in the amount of approximately $0.3 million at an average price of 0.87 per share. During the three months ended March 31, 2024, the Company did not repurchase any shares of Class A common stock and repurchased 396,052 shares of Class D Common Stock for approximately $1.4 million at an average price of $3.50 per share.
Supplemental Financial Information:
For comparative purposes, the following more detailed statements of operations for the three months March 31, 2025 are included.

PAGE 9 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS

	Three Months Ended March 31, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$92,235	$32,610	$5,853	$10,212	$44,193	$(633)
OPERATING EXPENSES:
Programming and technical	30,598	11,293	3,368	3,187	12,909	(159)
Selling, general and administrative (a)	50,105	18,596	3,151	6,971	12,691	8,696
Stock-based compensation	676	108	23	85	288	172
Depreciation and amortization	2,315	996	34	386	715	184
Impairment of intangible assets	6,443	6,443	—	—	—	—
Total operating expenses	90,137	37,436	6,576	10,629	26,603	8,893
Operating income (loss)	2,098	(4,826)	(723)	(417)	17,590	(9,526)
INTEREST INCOME	966	—	—	—	—	966
INTEREST EXPENSE	(10,924)	(2)	—	—	—	(10,922)
GAIN ON RETIREMENT OF DEBT	11,587	—	—	—	—	11,587
OTHER INCOME, NET	192	—	—	—	—	192
Income (loss) before income from consolidated operations before (provision for) benefit from income taxes	3,919	(4,828)	(723)	(417)	17,590	(7,703)
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(15,658)	1,090	(15)	392	(3,881)	(13,244)
NET (LOSS) INCOME	(11,739)	(3,738)	(738)	(25)	13,709	(20,947)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	3	—	3	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,742)	$(3,738)	$(741)	$(25)	$13,709	$(20,947)
Adjusted EBITDA[2]	$12,857	$2,848	$(551)	$58	$18,592	$(8,090)
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 10 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS

	Three Months Ended March 31, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	All Other - Corporate/ Eliminations
NET REVENUE	$104,410	$36,351	$8,472	$12,189	$48,004	$(606)
OPERATING EXPENSES:
Programming and technical	32,659	11,329	3,482	3,502	14,600	(254)
Selling, general and administrative (b)	55,629	19,460	3,151	6,340	14,103	12,575
Stock-based compensation	1,384	122	29	41	561	631
Depreciation and amortization	1,850	883	41	417	125	384
Total operating expenses	91,522	31,794	6,703	10,300	29,389	13,336
Operating income (loss)	12,888	4,557	1,769	1,889	18,615	(13,942)
INTEREST INCOME	1,998	—	—	—	—	1,998
INTEREST EXPENSE	(12,998)	(58)	—	—	—	(12,940)
GAIN ON RETIREMENT OF DEBT	7,874	—	—	—	—	7,874
OTHER INCOME, NET	886	—	—	—	—	886
Income (loss) before income from consolidated operations before (provision for) benefit from income taxes	10,648	4,499	1,769	1,889	18,615	(16,124)
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(2,502)	2,022	(548)	569	(4,098)	(447)
NET INCOME (LOSS) FROM CONSOLIDATED OPERATIONS	8,146	6,521	1,221	2,458	14,517	(16,571)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(411)	—	—	—	—	(411)
NET INCOME (LOSS)	7,735	6,521	1,221	2,458	14,517	(16,982)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	242	—	—	—	—	242
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,493	$6,521	$1,221	$2,458	$14,517	$(17,224)
Adjusted EBITDA[2]	$22,257	$5,634	$1,830	$2,347	$19,301	$(6,855)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from Digital to Cable Television.
(b) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 11 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2025 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the first fiscal quarter of 2025. The conference call is scheduled for Tuesday May 13, 2025 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free (+1) 888-596-4144; international callers may dial direct (+1) 646-968-2525. The Access Code is 7968738.
A replay of the conference call will be available from 2:00 p.m. EDT May 13, 2025 until 11:59 p.m. EDT May 20, 2025. Callers may access the replay by calling (+1) 800-770-2030; international callers may dial direct (+1) 609-800-9909. The replay Access Code is 7968738.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 35 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of March 27, 2025, we owned and/or operated 72 independently formatted, revenues producing broadcast stations (including 57 FM or AM stations, 13 HD stations, and the 2 low power television stations) branded under the trade name “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net (loss) income before depreciation and amortization, income taxes, interest expense, interest and investment income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of intangible assets, and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill and intangible assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead, and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net (loss) income plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to non-controlling interests, impairment of intangible assets, stock-based compensation, (gain) loss on retirement of debt, employment agreement award and other compensation, corporate development costs, severance-related costs, investment income, loss from unconsolidated joint venture, loss from ceased non-core business initiatives less (2) other income, net and interest and investment income. Net (loss) income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill and intangible assets or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (Radio Broadcasting, Reach Media, Digital, and Cable Television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations”. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.
3For the three months ended March 31, 2025 and 2024, Urban One had 44,421,652 and 48,385,386 shares of common stock outstanding on a weighted average basis (basic), respectively.
4For the three months ended March 31, 2025 and 2024, Urban One had 44,421,652 and 49,921,803 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.